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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333- ) and related Prospectus of Intersil Holding Corporation for the registration of 3,500,000 shares of its common stock and to the inclusion of our report dated July 21, 2000, with respect to the consolidated financial statements and schedules of Intersil Holding Corporation included in its Annual Report (Form 10-K) for the 46 weeks ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Jacksonville, Florida
September 27, 2000